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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of AMETEK, Inc. pertaining to the AMETEK, Inc. Deferred Compensation Plan of our report dated January 25, 1999, with respect to the consolidated financial statements of AMETEK, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 22, 1999